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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            EXPRESSJET HOLDINGS, INC.

                   (ORIGINALLY INCORPORATED ON AUGUST 30, 1996

                  UNDER THE NAME CONTINENTAL RESERVATIONS INC.)

         ONE: The name of the corporation is ExpressJet Holdings, Inc. (hereinafter referred to as the "Corporation").

         TWO: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

         THREE: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

         FOUR: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210 million, consisting of 175 million shares of Class A Common Stock, par value one cent ($.01) per share (the "Class A Common Stock"), 25 million shares of Class B Common Stock, par value one cent ($.01) per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 10 million shares of a class of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock").

         SECTION 1. PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate

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being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         SECTION 2. COMMON STOCK. Each outstanding share of Common Stock shall be identical and will entitle the holder thereof to the same rights and powers, except as otherwise provided herein.

         A. Voting Rights.

         (i) Except as provided in this Article Four and Article Eight, each registered holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder on each matter properly submitted to the stockholders of the Corporation for their vote and each registered holder of Class B Common Stock shall be entitled to four votes for each share of such stock held by such holder on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such


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series, to vote thereon by law or pursuant to this Restated Certificate of
Incorporation (including any Preferred Stock Designation).

         (ii) Except as otherwise provided in this Article Four or required by law,

              (a) Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect directors of the Corporation as provided for in Section A of Article Six; and

              (b) Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to vote on all other matters submitted to a vote of stockholders of the Corporation.

         (iii) The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         B. Limitation of Voting Power and Rights.

         (i) Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, any record owner (the "Record Owner") of any outstanding Common Stock that is Beneficially Owned (as defined in this Subsection B of this Article Four), directly or indirectly, by a Person (as defined in this Subsection B of this Article Four), other than a Permitted Owner (as defined in this Subsection B of this Article Four), who or which, together with all Affiliates and Associates (as defined in this Subsection B of this Article Four) of such Person (such Person and its Affiliates and Associates hereinafter referred to as the "Restricted Owner"), as of any record date for the determination of stockholders entitled to vote


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on any matter or to receive payment of any dividend or other distribution,
Beneficially Owns shares of Common Stock representing 15% or more of the voting power of the Common Stock then outstanding, shall only be entitled to vote that number of shares of Class B Common Stock (rounded down to the nearest whole share) equal to the greater of (A) 25% of the number of shares of Class A Common Stock Beneficially Owned by the Restricted Owner and (B) the number of shares of Class B Common Stock which, when combined with the number of shares of Class A Common Stock Beneficially Owned by such Restricted Owner, would result in the combined voting power in respect of the shares of Common Stock Beneficially Owned by such Restricted Owner equal to 14.99% of the voting power of the shares of Common Stock then outstanding. If any shares of Common Stock are improperly voted in violation of this clause (i), the Corporation shall be entitled to treat those shares of Common Stock as not having been voted.

         (ii) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders of the Corporation in connection with the annual meeting (or any special meeting) of the stockholders of the Corporation, or otherwise) require a Record Owner or any Person that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Common Stock to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such Person), to the knowledge of such Record Owner or Person, the number of shares of Class A Common Stock and the number of shares of Class B Common Stock owned of record or Beneficially Owned by such Record Owner or Person. In the event of a failure of a Record Owner or any Person to provide the certificate or other information to which the Corporation is entitled pursuant to this clause
(ii), the Corporation shall presume that such Record Owner or


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Person is the Beneficial Owner of Common Stock in excess of the permitted amount set forth in clause (i) of this Subsection B of this Article Four and shall limit the number of shares of Common Stock such Record Owner or Person shall be entitled to vote to 14.99% of the voting power of the shares of Common Stock then outstanding.

         (iii) The limitations of voting rights set forth in this Subsection B of this Article Four shall not apply to any increase in percentage ownership of shares of Common Stock Beneficially Owned by any Person resulting solely from a change in the voting power of the shares of Common Stock outstanding resulting from (A) any acquisition of shares of Common Stock by the Corporation, (B) the conversion of shares of Class B Common Stock into shares of Class A Common Stock, (C) the application of this Article Four to any Person other than a Restricted Owner, or (D) the application of Article Eight, in any event, which, by reducing the number or voting power of Common Stock outstanding, increases the voting power of the Common Stock beneficially owned by such Person to 15% or more of the voting power of the Common Stock of the Corporation then outstanding, provided that any acquisition by any Person who Beneficially Owns shares of Common Stock equal to 15% or more of the voting power of the Common Stock then outstanding (solely as a result of the occurrence of an event in (A) through (D) of this clause (iii)) occurring after such change shall be subject to the limitations of voting rights set forth in this Subsection B of this Article Four that would be imposed with respect to a Restricted Owner pursuant to clause (i) of this Subsection B of this Article Four.

         (iv) All calculations with respect to percentage ownership of outstanding shares of Common Stock will be based upon the number of outstanding shares reported by the Corporation on (a) the latest filed of (1) the Corporation's most recent annual report on Form 10-K,


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(2) its most recent Quarterly Report on Form 10-Q, or (3) if any, its most recent Current Report on Form 8-K, or (b) such other more recent number determined by the Corporation.

         (v) For purposes of this Article Four, the following terms shall have the following meanings:

              a. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Exchange Act (as defined in this Subsection B of this Article Four) as in effect on the date of the effectiveness of this Restated Certificate of Incorporation.

              b. "Approved Affiliate" shall mean, with respect to a Person, one or more of the Affiliates of that Person that becomes such with the prior approval of that Person.

              c. A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

                   (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                   (ii) which such Person or any of such Person's Affiliates or Associates has: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of one or more conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than preferred share purchase rights), warrants or options, or otherwise; provided, however, that a Person shall not be the Beneficial Owner of, or beneficially own, securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations


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promulgated under the Exchange Act by or on behalf of such Person or any of such
Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be the Beneficial Owner of, or beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule l3D under the Exchange Act (or any comparable or successor report); or (C) "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of the effectiveness of this Restated Certificate of Incorporation); or

                   (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to section (B) of the immediately preceding paragraph (ii)) or disposing of any securities of the Corporation.

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.


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              d. "Control" (including "controlled by") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

              e. "Controlled Affiliate" shall mean, with respect to any Person, one or more of such Person's Affiliates (as defined in this Subsection B of this Article Four) that is directly or indirectly controlled by (as defined this Subsection B of this Article Four) such Person, provided, that for purposes of this Article Four, the Corporation shall not be deemed to be a Controlled Affiliate of Continental Airlines.

              f. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              g. "Institutional Investor" shall mean a Person who has a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act with respect to its holdings of the Corporation's voting securities ("Schedule 13G"), so long as (i) such Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such Person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over Common Stock, (ii) such Person acquires Beneficial Ownership of shares of Common Stock pursuant to trading activities undertaken in the ordinary course of such Person's business and not with the purpose nor the effect, either alone or in concert with any Person, of exercising the power to direct or cause the direction of the management and policies of the Corporation or of otherwise changing or influencing the control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act and (iii) if such Person is a Person included in Rule 13d-1(b)(1)(ii) of the


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Exchange Act, such Person is not obligated to, and does not, file a Schedule 13D with respect to the securities of the Corporation.

              h. "Permitted Owner" shall mean (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or any Subsidiary of the Corporation, (iv) any entity holding Common Stock for or pursuant to the terms of any such employee benefit plan, (v) Continental Airlines, Inc., a Delaware corporation ("Continental Airlines"), and its Controlled Affiliates (as defined in this Subsection B of this Article Four) and its Approved Affiliates (as defined in this Subsection B of this Article
Four) (collectively, "CAL"), (vi) any Person who becomes the Beneficial Owner of Common Stock representing 15% or more of the voting power of the Company then outstanding as a result of any action by or transaction with CAL with respect to the Common Stock of which CAL is the Beneficial Owner, provided, however, if such Person in clause (vi) becomes the Beneficial Owner of an additional 1% of the voting power of the Common Stock of the Company then outstanding, such Person shall cease to be a Permitted Owner, and (vii) any Institutional Investor (but only while an Institutional Investor).

              i. "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association, or joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

              j. "Subsidiary" of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.


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         C. Dividends.

         Any dividend or distribution on the Common Stock shall be payable on shares of Common Stock ratably; provided, however, that in the case of dividends payable in shares of Common Stock, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

         D. Conversion of Class B Common Stock.

         (i) Prior to a Tax-Free Spin-Off (as defined in this clause (i)), each holder of a share of Class B Common Stock shall have the right to convert such share into one (1) fully paid and non-assessable share of Class A Common Stock. A "Tax-Free Spin-Off" shall mean any distribution of shares of Common Stock to the stockholders of Continental Airlines, or any successor thereto, intended to be effected on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time.

         (ii) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock transferred to one or more persons or entities other than Authorized Class B Holders (as defined in this clause (ii)) shall automatically convert into one
(1) fully paid and non-assessable share of Class A Common Stock upon such transfer; provided, however, that no such conversion shall occur solely as a result of the pledge or encumbrance of any shares of Class B Common Stock by an Authorized Class B Holder. "Authorized Class B Holders" shall mean Continental Airlines, or any successor thereto, and its Controlled Affiliates (as defined in Subsection B of this Article Four).


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         (iii) Upon the effectiveness of a Tax-Free Spin-Off, the conversion rights set forth in Clause D(i) and Clause D(ii) shall terminate.

         (iv) As promptly as practicable following the surrender by a holder of a certificate representing shares of Class B Common Stock to be converted pursuant to Clause D(i) or (ii) of this Article Four or a certificate formerly representing shares of Class B Common Stock that have been converted pursuant to Clause D(i) or (ii) of this Article Four, and the payment in cash of any amount required by the provisions of Clause D(vii) of this Article Four, the Corporation shall deliver or cause to be delivered at the office of the transfer agent a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been effected (1) immediately prior to the close of business of the Corporation on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock in the case of a conversion under Clause D(i) of this Article Four and (2) immediately prior to the close of business of the Corporation on the date of transfer in the case of an automatic conversion under Clause D(ii) of this Article Four. At the close of business of the Corporation on the date any such conversion is made or deemed to be effected, all rights of the holder of such shares of Class B Common Stock as a holder thereof shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock as of such date; provided, however, that if any such conversion is made or deemed to be effected on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be


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deemed the record holder or holders thereof for all purposes upon the opening of business of the Corporation on the next succeeding day on which the stock transfer books are open.

         (v) In the event of a reclassification as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification. No adjustments in respect of dividends (other than dividends paid in stock or securities of the Corporation) shall be made upon the conversion of any shares of Class B Common Stock; provided, however, that if a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on such date notwithstanding the conversion thereof or the default in payment of the dividend or distribution due on such date.

         (vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or issued but not outstanding shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock. All shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock shall, upon issue, be validly issued, fully paid and non-assessable.

         (vii) The issuance of certificates for shares of Class A Common Stock upon conversion of Class B Common Stock shall be made without charge to the holders of such shares


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for any transfer or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

         (viii) Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and restored to the status of authorized but unissued shares of Class B Common Stock and be available for reissue by the Corporation.

         E. No class of Common Stock may be reclassified, subdivided or combined unless the reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock. Upon the effectiveness of this Restated Certificate of Incorporation, each issued and outstanding share of common stock, par value $.01 per share, of the Corporation, shall automatically be reclassified, changed and converted into 30,500 shares of Class A Common Stock and 22,000 shares of Class B Common Stock.

         FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.


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         B. Except as otherwise consistent with applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers, at least two-thirds of the directors of the Corporation shall be "U.S. Citizens" (as defined in Article Eight, Section 1 hereof).

         C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         D. Upon and after such time (the "Trigger Date") as Continental Airlines and its Controlled Affiliates (as defined in Article Four) cease to own shares of capital stock of the Corporation representing more than fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         E. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships.

         SIX:

         A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the


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Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders after the directors are first elected to such classes, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders after the directors are first elected to such classes and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders after the directors are first elected to such classes, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires and until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.


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         C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that from and after the Trigger Date, such removal may only be for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         SEVEN: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation; provided, however, that from and after the Trigger Date, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting


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together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

         EIGHT:

         SECTION 1. LIMITATION OF VOTING RIGHTS. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, at no time shall shares of capital stock of the Corporation be voted by, or at the direction of, Persons ("Non-U.S. Citizens") who are not "citizens of the United States" as defined in 49 U.S.C. 40102(a)(15), as now in effect or as it may hereafter from time to time be amended ("U.S. Citizens"), unless such shares are registered on the separate stock record maintained by the Corporation for the registration of ownership of Voting Stock, as defined in the Bylaws, by Non-U.S. Citizens.

         SECTION 2. BYLAWS, ETC.

         A. The Bylaws of the Corporation may contain provisions to implement the requirements of this Article Eight.

         B. All shares of Common Stock or any other Voting Stock of the Corporation are subject to the restrictions set forth in this Article Eight.

         C. A majority of the directors of the Corporation shall have the exclusive power to determine all matters necessary to determine compliance with this Article Eight; and the good faith determination of a majority of the directors on such matters shall be conclusive and binding for all the purposes of this Article Eight.

         SECTION 3. BENEFICIAL OWNERSHIP INQUIRY.

         A. The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders of the Corporation in connection with the annual meeting (or any special meeting) of the stockholders of the Corporation, or otherwise)


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require a Person that is a holder of record of equity securities of the
Corporation or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of equity securities of the Corporation to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such Person) that, to the knowledge of such Person:

         (i) all equity securities of the Corporation as to which such Person has record ownership or Beneficial Ownership are owned and controlled only by U.S. Citizens; or

         (ii) the number and class or series of equity securities of the Corporation owned of record or Beneficially Owned by such Person that are owned or controlled by Non-U.S. Citizens are as set forth in such certificate.

         As used in this Article Eight, "Beneficial Ownership," "Beneficially Owned," or "Owned Beneficially" refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act (as defined in Subsection B of Article Four). As used in this Restated Certificate of Incorporation (other than Article Four), "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

         B. With respect to any equity securities identified by such Person in response to Section 3(a)(ii) of this Article Eight, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article Eight.

         C. For purposes of applying the provisions of this Article Eight with respect to any equity securities of the Corporation, in the event of the failure of any Person to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 3, the Corporation shall presume that the equity securities in question are owned or controlled by Non-U.S. Citizens.

         NINE: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. All references in this Article Nine to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article Thirteen).

         TEN:

         A. If Continental Airlines or any of its Affiliates (collectively, "Parent") or any director or officer of the Corporation who is a director, officer or employee of Parent acquires knowledge of a potential transaction or matter which may be a Competitive Opportunity or otherwise is then exploiting any Competitive Opportunity, the Corporation shall have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that Parent and such individuals (1) shall (i) have no duty to communicate or present such Competitive Opportunity to the Corporation and (ii) have the right to hold any such Competitive Opportunity for Parent's (and its officers', directors', agents', stockholders', members', partners', Affiliates' or Subsidiaries') own account and benefit; or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the Corporation or any Affiliate of the Corporation and (2) cannot be, and shall not be, liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, officer or director of the Corporation or otherwise by reason of the fact that Parent or any such individual pursues or acquires such Competitive Opportunity for Parent, directs, sells, assigns or otherwise transfers or deals in such Competitive Opportunity to another Person, or does not communicate information regarding such Competitive Opportunity to the Corporation.

         B. For purposes of Article Five and this Article Ten, capitalized terms shall have the following meanings:

         (i) "Affiliate" means, as applied to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         (ii) "Capital Stock" of any Person means any and all shares, interests, rights to purchase, options, warrants, participation or other equivalents of or interest in (however designated) the equity of such Person, including any preferred stock.

         (iii) "Competitive Opportunity" means an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could have an interest or expectancy.

         (iv) "Subsidiary" of any Person means any other Person of which more than fifty percent (50%) of the total Voting Power thereof or the Capital Stock thereof is at the time owned or controlled, directly or indirectly, by the first Person and/or one or more of its Subsidiaries.

         (v) "Voting Power" means, as of the date of determination, the voting power in the general election of directors, managers or trustees, as applicable.

         ELEVEN: The Corporation elects not to be governed by Section 203 of the GCL.

         TWELVE: The Corporation shall indemnify, to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each director and officer of the Corporation, and may indemnify each employee and agent of the Corporation, and all other persons whom the Corporation is authorized to indemnify under the provisions of the GCL.

         THIRTEEN: The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the GCL, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article Thirteen and any such agreement, the term, "Continuing Directors," shall mean (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director's nomination for election or appointment to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office and (2) such other members of the Board of Directors, if any, designated in, or in the manner provided in, such agreement as Continuing Directors.

         FOURTEEN: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article Fourteen, Subsection B of Section 2 of Article Four, Sections D or E of Article Five, Article Six, Article Seven, Article Nine, Article Ten, Article Eleven, Article Twelve or Article Thirteen; provided, however, that from and after the Trigger Date, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article Fourteen, Subsection B of Section 2 of Article Four, Sections D or E of Article Five, Article Six, Article Seven, Article Nine, Article Ten, Article Eleven, Article Twelve or Article Thirteen.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Section 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 6th day of September, 2001.


                                            EXPRESSJET HOLDINGS, INC.

                                            By:    /s/ SCOTT R. PETERSON
                                               ---------------------------------
                                                 Scott R. Peterson
                                                 Secretary